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Exhibit 2.1


                      PLAN AND AGREEMENT OF REORGANIZATION
                                 by exchange by
                            FUSA CAPITAL CORPORATION
                        of its voting stock for stock of
                       FUSA TECHNOLOGY INVESTMENTS CORP..
                          in acquisition of 100 percent
            of FUSA TECHNOLOGY INVESTMENTS CORP.'S Outstanding Shares


        FUSA Capital Corporation, a Nevada corporation, (hereinafter sometimes called "FUSA or "Buyer"), and FUSA TECHNOLOGY INVESTMENTS CORP., a Nevada corporation (hereinafter called "FTIC"), and the shareholder(s) of FTIC who have executed this Agreement by execution of Schedule A hereto, and who in the aggregate own 100% of the outstanding shares of FTIC (hereinafter sometimes collectively called Shareholder(s) and individually called Shareholder), agree as follows:


                                   ARTICLE 1.
                             PLAN OF REORGANIZATION

                                  Plan Adopted

        Section 1.01. A plan of reorganization of FUSA and FTIC, pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, is hereby adopted as follows:

(a) At the Closing, Shareholder(s) will transfer to FUSA, the number of shares of capital stock of FTIC set forth opposite his/her or its name in Schedule A attached, which will constitute in the aggregate 100% of the issued and outstanding shares of capital stock of FTIC (hereinafter the "Shares").

(b) At the Closing, Shareholder(s) will deliver certificates, fully executed and in form for transfer, to FUSA, evidencing the Shares.

(c) At the Closing, in exchange for the Shares so transferred by Shareholder(s), FUSA will cause to be delivered to Shareholder(s) the number of shares of common stock of FUSA set forth opposite the name of each Shareholder(s) in Schedule A attached hereto.

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                      Shares Outstanding After Acquisition

         Section 1.02, Upon consummation of this exchange, there will be a total of 18,149,188 common shares of FUSA outstanding, of which 9,149,188 shares (50.41%), will be held by the old shareholders of FUSA, and 9,000,000 shares (49.59%), will be owned by the exchanging Shareholders of FTIC. FUSA will own 100% of the outstanding shares of FTIC.

                                  Closing Date

         Section 1.03. Subject to the conditions precedent set forth herein to the obligations of the parties to consummate the transaction, the plan of reorganization shall be consummated at the offices of FUSA on or before March 1, 2005, at 10 a.m., or such other place and time as may be fixed by mutual consent of the parties. The date of such consummation is the "closing date" referred to herein.


                                   ARTICLE 2.
                         COVENANTS, REPRESENTATIONS, AND
                               WARRANTIES OF FTIC

                           Legal Status of Corporation

         Section 2.01. FTIC is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, with corporate power to own property and carry on its business as it is now being conducted, and is duly qualified to transact business in the state of Nevada, the only state in which it presently conducts business.

                                  Subsidiaries

     Section 2.02. FTIC has no subsidiaries and no interests in any other corporation.

                                 Capitalization

         Section 2.03. FTIC has an authorized capitalization of 9,000,000

      Shares, each of $0.001 par value, of which 9,000,000 Shares and no more, are validly issued and outstanding, fully paid and nonassessable, and, except as set out in Schedule 3.03 FTIC has no obligation of any kind to issue any additional capital stock or other securities, and has no other outstanding securities.

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                        Status of Shares Being Delivered

          Section 2.04. The shares of Common Stock of FTIC to be delivered pursuant to this plan and agreement of reorganization by Shareholders will be validly issued, fully paid, and nonassessable voting shares.

                                 FTIC Documents

         Section 2.05. There are attached hereto as Exhibits, or supplied under previous cover the corporate Articles of Incorporation and Bylaws, for FTIC. All such documents are true copies of originals.

                   Performance Not Violative of any Instrument

         Section 2.06. The performance by Shareholders of their respective obligations under this Agreement will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which FTIC or any Shareholder is a party, or by the terms of which FTIC or any Shareholder is bound.

                               Material Contracts

         Section 2.07. Except as listed in Exhibits hereto, FTIC is not a party to or bound by any material, oral or written:

      (a) Contract not made in the ordinary course of business.

      (b) Contract for the employment of any officer or employee or commitment for any special bonus, compensation, or severance pay.

      (c) Pension, profit sharing, retirement, or stock purchase plan with its employees or others.

        FTIC is not materially in default under any material contract or other instrument to which it is a party or by the terms of which it is bound.

                                   Litigation

         Section 2.08. Except as set forth in Exhibits hereto, there are no:

     (a) Claims made or pending or threatened against or affecting FTIC.

     (b) Actions, proceedings, or investigations pending or threatened against or affecting FTIC in any court or before or by any federal, state, municipal, or other governmental agency or instrumentality.

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     (c) Orders, writs, injunctions, or decrees of any court or any governmental agency or instrumentality against or affecting FTIC which might result in any material adverse change in its assets, business operations or conditions, financial or otherwise.

         FTIC is in compliance with all laws and regulations and all orders and decrees applicable to it or Its business or assets.

                               At Date of Closing

         Section 2.09. From the date of this Agreement, through the date of Closing, FTIC shall not have:


     (a) Suffered any change in its financial condition or the operations of its business, materially and adversely affecting its properties, or the earning power thereof, nor suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or the earning power thereof,

     (b) Sold, exchanged, or otherwise disposed of any of its properties or any interest therein.

     (c) Except in the ordinary course of business, entered into any agreement or arrangement selling, exchanging, or otherwise disposing of any of its assets or granting any preferential or other right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of such assets or rights.

     (d) Discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities shown on its financial statement.

                                Approval of Board


         Section 2.10. The Board of Directors of FTIC, acting at a special meeting thereof called for the purpose, has duly approved the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by FTIC, and the performance thereof by FTIC. True copies of the resolution giving such authorization and approval have been given to FUSA, and such authorization and approval have not since been altered, amended, or revoked.

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                             Character of Statements

         Section 2.11. The information provided in this Agreement by FTIC may be used in a proxy statement, private placement memorandum or registration statement prepared by FUSA in the future, and such information does not and will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading withrespect to any material fact, and does not and will not omit to state any material fact In order to make the statements therein not false or misleading.

             Preservation of and Access to Properties, Information,
                                  and Documents

         Section 2.12. From the date of this agreement until the closing date, FTIC will:


(a) Except for depreciation through ordinary wear and tear, maintain and keep its properties in as good condition and working order as at present.

(b) Preserve in full force to the extent consistent with best industry practices all its leases.


(c) Operate or cause to be operated all of the properties in accordance with best industry practices.

(d) Use its best efforts to perform all its obligations under contracts relating to or affecting the properties.

(e) Exercise all due diligence in safeguarding and maintaining secure all trademarks, copyrights, formulas, trade secrets, confidential reports and data, and all other confidential data In its possession relating to its properties and business.

(f) Use its best efforts to cure all title or other defects of any of its properties or intangible assets.

                           No Obligated for Broker's Fee


        Section 2.13, Except as set out in Exhibits hereto, FTIC has not incurred any obligation or liability, contingent or otherwise, for a broker's or finder's fee in respect of the matters provided for in this agreement.


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                                   ARTICLE 3.
                    COVENANTS, REPRESENTATIONS AND WARRANTIES
                             OF SHAREHOLDERS OF FTIC


                 Valid and Binding Agreement to Transfer Shares

             Section 3.01. This agreement has been duly executed and delivered by Shareholder(s) and is, (as to each of them), a valid agreement binding upon them in accordance with its terms, Shareholder(s) have full right and power to exchange, transfer, and deliver the shares of FTIC to be exchanged by them for shares of common stock of FUSA, as provided in this Agreement, and on such exchange, transfer, and delivery, FUSA will acquire good and marketable title to the shares of FTIC, free and clear of all voting or other trust arrangements, liens, encumbrances, equities, and claims whatsoever.

                           Acquisition for Investment

             Section 3,02. The Shares of common stock of FUSA to be delivered pursuant to this Agreement are being acquired by Shareholders for investment and not with a view to or for sale in connection with any distribution thereof. Shareholders do not presently have any reason to anticipate any change in circumstances or any other particular occasion or event which would cause them to sell any of said Shares.

             Each of the Shareholders represents that he/she or it is an "Accredited Person", as defined by SEC rules and regulations, is sophisticated and able to fend for himself, and able and qualified to make his/her or its own investment Decisions.

                          Restriction on Sale of Shares

             Section 3.03. Unless at the time a registration statement is in effect under the Securities Act of 1933 covering the Shares of common stock of FUSA delivered hereunder, or an* exemption from registration available, Shareholders will not offer for sale, sell, or otherwise dispose of the Shares under circumstances which would require the registration thereof under such act.


                                   ARTICLE 4.
                   COVENANTS, REPRESENTATIONS, AND WARRANTIES
                                     OF FUSA

                           Legal Status of Corporation

   Section 4.01. FUSA is a corporation duly organized, validly, existing, and

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   in good standing under the laws of the State of Nevada,  with corporate power to own property and carry on its business as it is now being conducted, and is duly qualified to transact its business and is in good standing under the laws of the State of Nevada, the only state in which it is presently conducting its business.

                                  Subsidiaries

           Section 4.02 FUSA has no subsidiaries and no interests in any other corporation.

                                 Capitalization

           Section 4.03. FUSA has an authorized capitalization of 500,000,000 Common Shares and 5,000,000 Preferred Shares. At the close of business on February 28, 2005, there were outstanding 9,149,188 shares of FUSA's Common Stock. FUSA has no other securities outstanding and FUSA has no obligation of any kind to issue any additional capital stock warrants, options, stock rights or other securities.

                        Status of Shares Being Delivered

           Section 4.04. The Shares of Common Stock of FUSA to be delivered pursuant to this plan and agreement of reorganization to Shareholders will be validly issued, fully paid, and nonassessable voting shares.

                                 FUSA Documents

           Section 4.05. There are attached hereto as Exhibits or supplied under separate cover, the corporate Articles of Incorporation and Bylaws, for FUSA All such documents-are true copies of originals.

                   Performance Not Violative of any instrument

           Section 4.06. The performance by FUSA of its obligations under this agreement will not result in 'any breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which FUSA is a party, or by the terms of which FUSA is bound.

                                FUSA Shareholders

           Section 4.07. At the closing FUSA will have 64 shareholders of record, out of which 49 shareholders will hold in the aggregate 2,532,250 shares of free trading stock, and 15 shareholders will hold 15,616,938 'shares of restricted stock.

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                               Material Contracts

         Section 4.08. Except for this Agreement or as disclosed in Exhibit's hereto, FUSA is not a party to or bound by any material, oral or written:


         (a)      Contract not made in the ordinary course of business.

         (b) Contract for the employment of any officer or employee or commitment for any special bonus, compensation, or severance pay.

         (c) Pension, profit sharing, retirement, or stock purchase plan with its employees or others.

         FUSA is not materially in default under any material contract or other instrument to which it is a party or by the terms of which it is bound.

                                   Litigation

         Section 4.09. There are no:

         (a)     Claims made or pending or threatened against or affecting FUSA.

         (b) Actions, proceedings, or investigations pending or threatened against or affecting FUSA in any court or before or by any federal, state, municipal, or other governmental agency or instrumentality.

         (c) Orders, writs, injunctions, or decrees of any court or any governmental agency or instrumentality against or affecting FUSA which might result in any material adverse change in its assets, business operations or conditions, financial or otherwise.

         FUSA Is in compliance with all laws and regulations and all orders and decrees applicable to it or its business or assets.

                           Acquisition for Investment

         Section 4.10. FUSA is acquiring the shares of capital stock of FTIC for investment, and not with a view to or for sale in connection with any distribution thereof.

                              Financial Statements

        Section 4-11. FUSA will, if requested, deliver to FTIC an audited balance sheet of FUSA as of December' 31, 2004, and the related statement of Stockholder equity and cash flows for the year then ended. All such financial

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statements have been prepared In conformity with generally  accepted  accounting principles applied in the United States on a consistent basis and present fairly the financial position of FUSA as of the date indicated, and the results of operations for the periods then ended subject, however, in the case of the 2005 interim financial statements, to normal changes resulting from yearend closing of the books.

                       Activities Since Balance Sheet Date

        Section 4-12. Except as previously disclosed to FTIC in writing, since January 31, 2005, FUSA has not:

         (a) Suffered any change in its financial condition or the operations of its business, materially and adversely affecting its properties, or the earning power thereof, nor suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or the earning power thereof.

        (b) Sold, exchanged, or otherwise disposed of any of its properties or ay interest therein.

        (c) Except in the ordinary course of business, entered into any agreement or arrangement selling, exchanging, or otherwise disposing of any of Its assets or granting any preferential or other right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of such assets or rights.

        (d) Discharged or satisfied any ' lien or encumbrance or paid any obligation or Iiability, absolute or contingent, other than current liabilities shown on its balance sheet, including noncurrent liabilities so shown which have become current by the passage of time, and current liabilities incurred since that date in the ordinary course of business.

         (e) Except current liabilities incurred or obligations under contracts entered into in the ordinary course of business, incurred or agreed to incur any contractual obligation or liability, absolute or contingent.

         (f) Issued any stock, bonds, or other corporate securities, or any options with respect thereto.

         (g) Except to the extent consistent with past practice, granted any increase in the compensation of, or paid any bonus to, any employee.

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(h)     Except in the ordinary course of business, waived any right or claim having value.

(i) Declared or paid any dividends, or made, or agreed to make, any other distribution to any shareholder.

(j) Mortgaged or pledged or, except in the ordinary course of business, subject to lien, charge, or any other encumbrance any of its assets, tangible or intangible.

(k) Entered into any transaction or transactions the effect of which, considered as a whole, would be to cause its net ownership in any of its- properties to be materially less than it was at such date.

(l) Except with respect to any such property as may have been abandoned, or quit claimed in the exercise of good business judgment in good faith, performed or omitted to perform any act or acts the effect of which consider as a whole would be to cause its net ownership in any of its interests to be materially less than it was at such date.

(m) Sold, assigned, or transferred any trademarks, patents, copyrights, proprietary or trade secrets, or other intangible assets.

(n) Had any labor troubles other than routine grievance matters, none of which is material.

(o) Entered into any transaction other than in the ordinary course of business.

(p) Made any expenditure for capital items, including construction and work-in-process, or investment in stock of or advances in any form to corporations or business firms in excess of $5,000.

                                   Taxes


         Section 4.13. The respective amounts set up as provisions for taxes on FUSA's balance sheet of January 31, 2005 are sufficient for the payment of all unpaid federal, state, county, and local taxes FUSA accrued for or applicable to the fiscal period, ended on said date and all fiscal periods prior thereto. FUSA has filed all federal, state, county, and other local tax returns which are required to be filed, and has paid, or made provision for the payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by FUSA The Internal Revenue Service has completed any known audit and review of all federal income tax returns of

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FUSA for its fiscal year ending  December 31, 2004 and any prior years,  and all additional taxes, interest, and penalties resulting from all known differences between the lnternal Revenue Service and FUSA with respect to said income tax returns have been paid.

                          Restriction on Sale of Shares

         Section 4_14. Unless at the time a registration statement Is in effect under the Securities Act of 1933 covering the shares of common stock of FTIC received by FUSA hereunder, or an exemption from registration available, FUSA will not offer for sale, sell, or otherwise dispose of the shares under circumstances which would require the registration thereof under such act.

                                Approval of Board

         Section 4.15. The Board of Directors of FUSA, acting at a special meeting thereof called for the purpose, has duly approved the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by FUSA, and the performance thereof by FUSA True copies of the resolution giving such authorization and approval have been given to FTIC, and such authorization and approval have not since been altered, amended, or revoked.

                               Negative Covenants

         Section 4.16. Except with the prior written consent of FTIC, FUSA shall not declare or pay any dividend, or stock dividend, or declare or make any other distribution to its shareholders, between this date and the closing.

                             Character of Statements

         Section 4.17. The information provided and to be provided by FUSA and its officers and directors to the new officers and directors of FUSA, pursuant to this Agreement may be used in a proxy statements, private placement memorandum, and registration statements prepared by FUSA now or in - the future, and such information does not and will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and does not and will not omit to state any material fact in order to make the statements therein not false or misleading.

                         34 Act Company; Current Reports

        Section 4.18. FUSA is a company whose common stock is validly registered under the Securities And Exchange Act of 1934. FUSA has filed all reports under said Act required to be filed with the SEC and is "current" in all such filings.

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There are no material misstatements or omissions in the Reports so filed under sach Act.
                                  Public Market

         Section 4.19. FUSA's common stock is registered for trading on the National Association of Securities Dealers, Inc. ("NASD") Over-the-Counter Bulletin Board Market ("OTC; BB"), under the symbol, "FSAC". FUSA is in good standing on the OTCBB and a total of 18 market makers currently make market in its stock.
                          No Obligated for Broker's Fee

         Section 4.20. Except as set out in Exhibits hereto, FUSA has not incurred any obligation or liability, contingent or otherwise, for a broker's or finder's fee in respect of the matters provided for in this agreement.




                                   ARTICLE 5.
                               CONDITIONS TO CLOSE

                       Performance of Terms and Conditions

         Section 5.01. All terms and conditions of this agreement to be performed by all parties on or before the closing date shall have been performed.
                            Resignations of Directors

        Section 5.02. On the closing date, the Board of Directors of FUSA shall act to appoint the following Individuals as successor directors to the Board of Directors of FUSA, and shall concurrently resign. Effective as of their date of resignation, the former officers and directors of FUSA shall have no further involvement in the affairs of FUSA and shall have no responsibility or liability for actions or inactions thereafter taken by FUSA.

                               JENIFER OSTERWALDER
                              ALEXANDER KHERSONSKI


          The successor Board of Directors of FUSA shall thereupon elect the following officers of FUSA:

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                      JENIFER OSTERWALDER President and CEO
                   JENIFER OSTERWALDER Secretary and Treasurer


           The successor FUSA Board of Directors, may in addition appoint other officers and an Advisory Board.


                                   ARTICLE 6.

                           CONSUMMATION OF TRANSACTION

                              Consideration of FUSA

     Section 6.01. On the Closing Date, the Shares of Common Stock of FUSA to be delivered pursuant to this plan and agreement of reorganization to Shareholders will be validly issued, fully paid, and nonassessable voting shares of FUSA As a result, the FTIC Shareholders upon consummation of this transaction, will own 9,000,000 common shares of the outstanding capital stock of FUSA, and the original shareholders of FUSA (and/or their successors) will hold 9,149,188 common shares of the outstanding capital stock of FUSA

                          Consideration of Shareholders

      Section 6.02. On the closing date the Shareholders shall deliver to FUSA, or Its order, certificates for the shares of FTIC, duly endorsed in blank for transfer or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank.


                                   ARTICLE 7.
                         INTERPRETATION AND ENFORCEMENT

                                 Indemnification

         Section 7.01

        (a) Each party hereto agrees to protect, defend, indemnify, and hold harmless the other party, its successors and assigns, against and in respect of all loss, damage, or expense occasioned by any breach by such indemnifying party of any of its representations, warranties, covenants, or agreements contained herein.

        (b) Each party hereto will indemnify and hold harmless the other party against and in respect of any claim for brokerage or other commission relative to this agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings claimed to have been made by such party with any third party.

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         (c)      Each party  agrees to  indemnify  and hold  harmless the other from any loss, damage, or expenses, including reasonable counsel fees, sustained or incurred by the other by reason of any claim asserted against the other as a result of the conduct of the indemnifying party, its officers or directors.

                                     Notices

         Section 7.02. Any notice or other communication required or permitted hereunder shall be properly given when deposited in the Canadian or United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

                  (a)      In the case of FTIC, to:

                           FTIC.
                           Attention: Jenifer Osterwalder
                           1304-1055 Homer Street Vancouver, BC
                           V6B 1 G3


                           and to such other person or address as FTIC may from time to time furnish to FUSA

                  (b)     In the case of FUSA, to: Attention:
                          Jenifer Osterwalder 1304-1055 Homer
                          Street Vancouver, BC V6B 1G3


                          cc:

                          and to such other person or address as FUSA may from time to time furnish to FTIC.

                         Entire Agreement; Counterparts

         Section 7.03. This instrument and the exhibits hereto contain the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together constitute only one and the same instrument.

Executed effective as of February,      2005

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FUSA Capital Corporation,                      FUSA TECHNOLOGY INVESTMENTS CORP.
A Nevada corporation                           A Nevada corporation



 By: /s/ Jenifer Osterwalder                   By: /s/ Jenifer Osterwalder
 -----------------------------                 ----------------------------
Jenifer Osterwalder                            Jenifer Osterwalder
Title: Chief Executive Officer                 Title: President and CEO


















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                                   Schedule A

            Undersigned, being the Shareholders who in the aggregate own 100% of the outstanding capital stock of FTIC, by their signatures below, hereby execute the attached "Plan and Agreement of Reorganization by Exchange by FUSA Capital Corporation of its voting stock for stock of FUSA Technology Investments Corp.. in acquisition of 100% of FTIC Shares", and concurrently vote "Fob' said transaction as shareholders of FTIC. Undersigned represent that each is a Sophisticated Investor able to fend for himself, and that each is an "Accredited Investor", as defined In SEC rules and regulations.

            Jenifer Osterwalder representing by proxy each of the undersigned shareholders represents and warrants to FUSA and to FTIC that they have full power and authority to execute this Agreement, and at the closing they have full power and authority to transfer all of their shares of FTIC to FUSA, free and clear of all claims and encumbrances,

            FTIC SHAREHOLDERS, # OF SHARES

            1. ISLAND HUNTER GROUP, INC., 1,000,000
            2. DELIVERY SYSTEMS, INC., 1,000,000
            3. INVESTORS LINK VENTURES, 1,000,000
            4. TOMMY JO ST JOHN, 2,700,000
            5. TOPACE INVESTMENT CAPITAL LIMITED, 1,000,000
            6. SIERRA VENTURE CAPITAL CORPORATION LIMITED, 1,000,000
            7. PROTEK INVESTORS COMPANY LIMITED, 1,000,000
            8. JENIFER OSTERWALDER, 250,000
            9. JENIFER OSTERWALDER, 50,000

            TOTAL 9,000,000 SHARES